UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 7, 2007

Date of earliest event reported: October 2, 2006

KENILWORTH SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	0-08962	84-1641415
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer Identification
of Incorporation)		Number)

185 Willis Avenue, Suite #4, Mineola, NY	11501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 741-1352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01               Changes in Registrant’s Certifying Accountant.

On October 2, 2006, Demetrius & Company, L.L.C. (“Demetrius”) resigned as independent registered public accountants of Kenilworth Systems Corporation (the “Company”).  The Company’s Board of Directors accepted the resignation of Demetrius.

The report of Demetrius on the Company’s financial statements as of December 31, 2004 and for the year then ended neither contains an adverse opinion or a disclaimer of opinion nor is modified as to uncertainty, audit scope or accounting principles, except that the opinion includes an explanatory paragraph that the Company has incurred operating losses since its inception as a development stage company for the period beginning November 24, 1998, which raises substantial doubt about the Company’s ability to continue as a going concern.  Demetrius did not issue a report on the Company’s financial statements as of December 31, 2005 or for the year then ended.

During the fiscal years ended December 31, 2004 and 2005 and the period from January 1, 2006 to October 2, 2006, there were no disagreements with Demetrius on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Demetrius, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Effective February 5, 2007, the Company engaged KGS, LLP as its independent certified public accountants with respect to the fiscal years ended December 31, 2005 and 2006.  The Company’s Board of Directors approved the engagement of KGS, LLP.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

16.                               Letter from Demetrius & Company, L.L.C. to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Dated: February 28, 2007	By:	/s/ HERBERT LINDO
Herbert Lindo
Chairman